EXHIBIT 99.1

CRB Holding Company and Subsidiaries

Financial Statements

and

Independent Auditors’ Report

As of and for the Years Ended December 31, 2019 and December 31, 2018

and

Unaudited Financial Statements

As of June 30, 2020

and for the Six Months Ended June 30, 2020 and 2019

Independent Auditor’s Report

To the Board of Directors

CRB Holding Company and Subsidiaries

We have audited the accompanying consolidated financial statements of CRB Holding Company and Subsidiaries (the “Company”), which comprise the balance sheet as of December 31, 2019 and the related statements of operations, shareholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements (collectively, the financial statements).

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Other Matter

Report on Prior Year Financial Statements and Restatement

The financial statements of the Company as of December 31, 2018 were audited by other auditors whose report dated August 7, 2020 expressed an unqualified opinion on those statements prior to the restatement described in Note 2.

As part of our audit of the 2019 financial statements, we also audited the adjustments described in Note 2 that were applied to restate the 2018 financial statements to reflect the Company’s revocation of the adoption of the Private Company Council alternatives. In our opinion, such adjustments are appropriate and have been properly applied. We were not engaged to audit to the 2018 financial statements of the Company other than with respect to the adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2018 financial statements as a whole.

/s/ Plante & Moran, PLLC

Denver, Colorado

September 8, 2020

Independent Auditor’s Report

To the Board of Directors

CRB Holding Company and Subsidiaries

West Chester, Ohio

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of CRB Holding Company and its subsidiaries, which comprise the consolidated balance sheet as of December 31, 2018, the related consolidated statement of operations, changes in shareholders’ deficit and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, except for the effects of the adjustment, if any, as might have been determined to be necessary had we been engaged to audit the Company’s restatement of the revocation of the adoption of the Private Company Council alternatives, as described below, the financial statements referred to above present fairly, in all material respects, the financial position of CRB Holding Company and Subsidiaries  as of December 31, 2018 and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Restatement

We were not engaged to audit the restatement of the Company's accounting for the reversal of the impacts related to the historical application of Private Company Council alternatives for goodwill and related disclosures for the year ended December 31, 2018, as discussed in Note 2 to the financial statements.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that CRB Holding Company and Subsidiaries will continue as a going concern. As discussed in the notes to the financial statements, the Company has experienced recurring losses in operations with its debt due March 31, 2020 that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in the notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ RSM US LLP

We served as the Company’s auditor from 2014 to 2018.

Dayton, Ohio

August 7, 2020

CRB Holding Company and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data)

	Six Months Ended		Year Ended
	June 30,		December 31,
	2020	2019	2019	2018
	(Unaudited)	(Unaudited)		(Restated)
Net sales	$8,719	$5,716	$11,233	$11,290
Cost of sales	4,853	3,217	6,515	6,350
Gross Profit	3,866	2,499	4,718	4,940

Operating expenses:
Advertising	313	213	462	530
Selling	1,610	1,423	2,817	2,542
General and administrative	2,344	2,070	4,270	4,347
Total operating expenses	4,267	3,706	7,549	7,419
Operating loss	(401)	(1,207)	(2,831)	(2,479)

Interest expense	(1,053)	(1,036)	(2,242)	(2,785)
Other (expense) income	(14)	(4)	(4)	48
Loss from continuing operations before income taxes	(1,468)	(2,247)	(5,077)	(5,216)
Income tax expense	(10)	(12)	(23)	(27)
Net loss from continuing operations	$(1,478)	$(2,277)	$(5,100)	$(5,243)

Discontinued operations:
Income from operations of discontinued brands	-	-	-	1,400
Net gain on disposal of discontinued operations	-	5	5	5,506
Net (loss) income	$(1,478)	$(2,272)	$(5,095)	$1,663
Net loss from continuing operations per common share
Basic	$(0.62)	$(1.08)	$(2.39)	$(2.50)
Diluted	$(0.62)	$(1.08)	$(2.39)	$(2.50)
Net (loss) income
Basic	$(0.62)	$(1.08)	$(2.39)	$0.79
Diluted	$(0.62)	$(1.08)	$(2.39)	$0.79
Weighted average shares outstanding
Basic	2,400	2,100	2,134	2,100
Diluted	2,400	2,100	2,134	2,100

See accompanying notes to these Financial Statements.

CRB Holding Company and Subsidiaries

Consolidated Balance Sheets

(in thousands, except par value amounts)

	June 30,	December 31,	December 31,
	2020	2019	2018
	(Unaudited)		(Restated)
Assets
Current assets:
Cash and cash equivalents	$145	$13	$81
Restricted cash	3,000	3,000	-
Accounts receivable, net	2,091	1,218	5,459
Inventories, net	1,939	1,794	1,865
Other current assets	414	141	83
Total current assets	7,589	6,166	7,488

Property and equipment, net	95	80	92
Goodwill	1,463	1,463	1,463
Intangibles assets, net	3,907	4,658	6,346
Other assets	271	166	664
Total assets	$13,325	$12,533	$16,053

Liabilities and Shareholders’ Equity
Current liabilities:
Debt	$13,823	$13,046	$14,988
Related party debt	4,000	4,000	1,000
Accounts payable	2,196	1,326	4,294
Accrued expenses	3,793	3,170	2,685
Total liabilities	23,812	21,542	22,967

Shareholders' equity:
Preferred stock; $0.01 par value, authorized 2,000 shares; issued and outstanding 1,920 shares (2020 and 2019) and 1,680 shares (2018)	19	19	17
Common stock; $0.01 par value, authorized 2,000 shares; issued and outstanding 480 shares (2020 and 2019) and 420 shares (2018)	5	5	4
Capital in excess of par	24,100	24,100	21,103
Accumulated deficit	(34,611)	(33,133)	(28,038)
Total shareholders' deficit	(10,487)	(9,009)	(6,914)
Total liabilities and shareholders' deficit	$13,325	$12,533	$16,053

See accompanying notes to these Financial Statements.

CRB Holding Company and Subsidiaries

Consolidated Statements of Shareholders’ Equity

(Information as of June 30, 2020 and 2019 and for the six months ended June 30, 2020 and 2019 is unaudited)

(in thousands)

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Capital in Excess of Par	Accumulated Deficit	Total
Balance, January 1, 2018	1,680	$17	420	$4	$21,103	$(29,701)	$(8,577)
Net income	-	-	-	-	-	1,663	1,663
Balance, December 31, 2018 (Accumulated Deficit Restated)	1,680	$17	420	$4	$21,103	$(28,038)	$(6,914)
Net loss	-	-	-	-	-	(2,272)	(2,272)
Balance, June 30, 2019	1,680	$17	420	$4	$21,103	$(30,310)	$(9,186)
Net loss	-	-	-	-	-	(2,823)	(2,823)
Issuance of shares	240	2	60	1	2,997	-	3,000
Balance, December 31, 2019	1,920	$19	480	$5	$24,100	$(33,133)	$(9,009)
Net loss	-	-	-	-	-	(1,478)	(1,478)
Balance, June 30, 2020	1,920	$19	480	$5	$24,100	$(34,611)	$(10,487)

See accompanying notes to these Financial Statements.

CRB Holding Company and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended		Year Ended
	June 30,		December 31,
	2020	2019	2019	2018
	(Unaudited)	(Unaudited)		(Restated)
Cash flows from operating activities:
Net (loss) income	$(1,478)	$(2,272)	$(5,095)	$1,663
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	773	816	1,745	1,912
Gain on sale of discontinued operations	-	-	(5)	(5,506)
Loss (gain) on derivative instrument	-	4	4	(48)
Change in operating assets and liabilities:
Accounts receivable, net	(873)	(1,869)	4,241	471
Inventories, net	(145)	(99)	71	(102)
Other assets	(378)	389	440	(85)
Accounts payable and accrued expenses	2,103	3,723	(617)	1,743
Total adjustments to net (loss) income	1,480	2,964	5,879	(1,616)
Net cash (used in) provided by operating activities	2	692	784	47

Cash flows from investing activities:
Purchase of property and equipment	(37)	(29)	(45)	(14)
Net cash used in investing activities	(37)	(29)	(45)	(14)

Cash flows from financing activities:
Proceeds from issuance of common and preferred stock	-	-	3,000	-
Repayments of term debt	-	(1,136)	(1,466)	-
Proceeds from line of credit	8,069	9,816	15,890	-
Repayments of line of credit	(7,902)	(9,464)	(15,231)	13
Net cash provided by (used in) financing activities	167	(784)	2,193	13

Net (decrease) increase in cash, cash equivalents, and restricted cash	132	(121)	2,932	46

Cash, cash equivalents and restricted cash, beginning of period	3,013	81	81	35
Cash, cash equivalents and restricted cash, end of period	$3,145	$(40)	$3,013	$81

Supplemental disclosures:
Cash paid during the period for interest	$702	$732	$1,526	$2,478

See accompanying notes to these Financial Statements.

CRB Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

(Information as of June 30, 2020 and for the six months ended June 30, 2020 and 2019 is unaudited)

(in thousands, except per share data)

Note 1.	Description of Business and Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include the accounts of CRB Holding Company, a Delaware corporation, and its wholly owned subsidiaries, CR Brands, Inc., and a Sweep Acquisition Company (collectively, “CR Brands”). All significant intercompany accounts and transactions have been eliminated in consolidation.

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). CR Brands’ consolidated financial statements were prepared solely for inclusion in a Form 8-K/A of CR Brands for purposes of complying with the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the accompanying consolidated financial statements contain all adjustments and eliminations, consisting only of normal recurring adjustments necessary for a fair presentation in conformity with GAAP. The results of operations for the period ended June 30, 2020 are not necessarily indicative of the operating results for the full year.

Reclassifications

Certain amounts in the prior year consolidated financial statements have been reclassified to conform to current year presentations.

Description of Business

CR Brand markets and sells laundry detergent and bleach additives under the Oxydol, Biz, and Dryel brand names to consumers through grocery stores, mass merchandisers, and other retail outlets in the United States and Canada. As further discussed in Note 3, on August 1, 2018, CR Brands transferred its rights to Oxydol to a third party. CR Brands also markets cleaners and drain care products for the consumer and industrial markets. CR Brands had its own brands of cleaners named Mean Green and Pine Power and licensed the name of Roto Rooter from a third party until August 1, 2018, when CR Brands sold these non-laundry brands to a third party. Further detail surrounding the disposition of non-laundry brands is included in Note 3. CR Brands has sales throughout the United States in the grocery, dollar, mass-merchandise, industrial, and hardware market segments.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts in  CR Brands’ financial statements of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include, but are not limited to, the realization of deferred tax assets, reserves for slow moving and obsolete inventory, customer returns and allowances, intangible asset useful lives and amortization method, and estimating the fair value of goodwill attributable to disposed brands. Actual results could differ from  CR Brands’ estimates.

Cash Equivalents

CR Brands considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents.

Restricted Cash

CR Brands treats as restricted cash any cash or cash equivalents that is held for a specific purpose and therefore not available to the Company for immediate or general business use.

On November 21, 2019, CR Brands received $3,000 of cash that is to be used specifically for repaying term debt, which cannot be accessed for any other use and access to which is entirely contingent upon CR Brands disposing of Biz and Dryel brands. As of June 30, 2020, the $3,000 of cash remained restricted.

The following table presents the components of the beginning of period and end of period cash, cash equivalents and restricted cash reported within the condensed consolidated statements of cash flows:

	June 30, 2020	December 31, 2019	December 31, 2018
Cash and cash equivalents	$ 145	$ 13	$ 81
Restricted cash	3,000	3,000	-
Cash, cash equivalents, and restricted cash	$ 3,145	$ 3,013	$ 81

Accounts Receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment according to the agreed-upon terms, in most cases within 30 days of the invoice date. Accounts receivable are stated at their net realizable value.

The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts with a balance of $35, $35, and $45 at June 30, 2020, December 31, 2019, and December 31, 2018, respectively. The estimate for allowance for doubtful accounts is based upon an analysis of prior collection experience, specific customer creditworthiness, and economic trends within the industries in which CR Brands serves. In circumstances where CR Brands is aware of a specific company’s inability to meet its financial obligation, CR Brands records a specific reserve to reduce the receive to the amount reasonably believed to be collected. For all other customers, an allowance for doubtful accounts is recognized based on CR Brands’ history of write-offs, the level of past-due accounts based on contractual terms of the receivables, and relationships with, and the economic status of, CR Brands’ customers. CR Brands charges off receivables against the allowance for doubtful accounts when all means of collections have been exhausted and the potential for recovery is considered remote.

Inventories Valuation and Reserves

Inventories consist of raw materials and finished goods and are stated at the lower of cost (first-in, first-out method) or net realizable value, which is defined as the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation.  CR Brands  estimates an inventory reserve, which is generally not material to  CR Brands’ financial statements, for slow moving and obsolete products and raw materials based upon, among other things, an assessment of historical and anticipated sales of  CR Brands’ products. In the event that actual results differ from  CR Brands’ estimates, the results of future periods may be impacted.

Inventories, consisting of materials, labor and overhead were comprised of the following:

	June 30, 2020	December 31, 2019	December 31, 2018
Finished goods	$ 1,883	$ 1,703	$ 1,822
Raw materials	173	208	232
Inventory reserve for obsolescence	(117)	(117)	(189)
	$ 1,939	$ 1,794	$ 1,865

Property and Equipment

Property and equipment are recorded at historical cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets ranging from two to five years and consists of furniture and fixtures, office equipment and computer software, and production equipment. Maintenance and repairs are expensed as incurred.

Property and equipment were comprised of the following:

	June 30, 2020	December 31, 2019	December 31, 2018
Furniture and fixtures	$28	$28	$28
Office equipment and computer software	479	479	474
Production equipment	133	96	56
	640	603	558
Less accumulated depreciation	(545)	(523)	(466)
	$95	$80	$92

Depreciation expense for the six months ended June 30, 2020 and 2019 was $23 and $33, respectively, and for the years ended December 31, 2019 and 2018 was $57 and $70, respectively.

Intangible Assets and Goodwill

Intangible assets consist of customer relationships, patents and trade names. The fair value of the intangible assets is amortized over their estimated useful lives and range from a period of seven to 10 years. Goodwill consists of the excess of the purchase price over the fair value of tangible and identifiable intangible assets acquired. Goodwill is deemed to have indefinite life and is not amortized but is subject to annual impairment tests, and in certain circumstances is written down to fair value if impaired. For the years ended December 31, 2019 and 2018, and for the six months ended June 30, 2020, no goodwill impairment was recorded.

During the year ended December 31, 2018, CR Brands wrote-off $2,194 of goodwill associated with the dispositions further detailed in Note 3. In estimating the amount of goodwill attributable to those dispositions, management utilized level 3 assumptions to determine the fair value of non-laundry brands, which were based on cash proceeds from the dispositions discounted for the Company’s weighted-average cost of capital.

Accrued Expenses

Accrued expenses included on the consolidated balance sheets primarily consists of accrued interest for debt, which totaled $3,037, $2,686, and $1,970 as of June 30, 2020, December 31, 2019, and December 31, 2018, respectively.

Fair Value Measurements

CR Brands applies fair value accounting for all financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis. GAAP defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining fair value for assets and liabilities, CR Brands considers the principal or most advantageous market in which CR Brands would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

CR Brands estimates fair value of its financial instruments utilizing an established three-level hierarchy. The hierarchy is based upon the transparency of inputs to the valuation of an asset or a liability as of the measurement date as follows:

Level 1: Inputs utilize quoted market prices in active markets for identical assets or liabilities that CR Brands has the ability to access.

Level 2: Inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals.

Level 3: Inputs are unobservable inputs for the asset or liability, which is typically based on the entity’s own assumptions; as there is little, if any, related market activity.

In instances where the determination of the fair value measurement is based on inputs from different levels of fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. CR Brands’ assessment of the significance of a particular input to the fair value measurement in its entirety requires judgement and considers factors specific to the asset or liability.

Revenue Recognition

Sales of products are recognized when persuasive evidence of an arrangement exists, products are shipped and title passes to customers and the risks and rewards of ownership are transferred, the sales price is fixed or determinable, and collectability is reasonably assured. CR Brands extends volume and other discounts to customers and reflects these amounts as a reduction of sales. CR brands also reports sales net of tax assessed by qualifying governmental authorities.

Advertising and Marketing Development Costs

CR Brands expenses advertising costs as incurred except for production costs and advance payments, which are deferred and expensed when advertisements run for the first time.

Coupons are utilized to promote sales to customers. The estimated face value of the coupon redemptions is recorded as a reduction to sales revenue at the time the coupon is publicly distributed and totaled $54 and $40 for the six months ended June 30, 2020 and 2019, respectively, and $87 and $144 for the year ended December 31, 2019 and 2018, respectively. Coupons issued and not redeemed are treated as a reduction in accounts receivable and was $59, $30, and $36 as of June 30, 2020, December 31, 2019, and December 31, 2018, respectively.

Marketing development costs are recorded as deductions to sales revenue and are recognized upon the shipment of the product. For the six months ended June 30, 2020 and 2019, marketing development costs were $123 and $140, respectively, and were $248 and $281 for the year ended December 31, 2019 and 2018, respectively. Marketing development costs incurred but not paid of $33, $20, and $15 are included in accounts receivable, net in the consolidated balance sheets at June 30, 2020, December 31, 2019, and December 31, 2018, respectively.

Stock-Based Compensation

Stock-based compensation is stock-based payment transactions in which CR Brands receives employee services in exchange for CR Brands’ equity instruments or liabilities that are based on the fair value CR Brands’ equity instruments or that may be settled by the issuance of such equity instruments. CR Brands accounts for share based payments by recognizing compensation expense based upon the estimated fair value of the awards on the date of grant. CR Brands determines the estimated grant-date fair value of stock options with only service conditions using the Black-Scholes option pricing model. In order to calculate the fair value of the options, certain assumptions are made regarding the components of the model, including the estimated fair value of underlying common stock, risk-free interest rate, volatility, expected dividend yield and expected option life. Changes to the assumptions could cause significant adjustments to the valuation. CR Brands recognize compensation costs ratably over the vesting period using the straight-line method, which approximates the requisite service period. CR Brands recognizes stock-based compensation for awards with a performance condition over the requisite service period if it is probably that the performance condition will be satisfied.

Operating Costs and Expenses Classification

Cost of sales includes costs associated with manufacturing and distribution including labor, materials, freight-in, purchasing and receiving, quality control, repairs, maintenance, and other indirect costs, as well as warehousing and distribution costs. CR Brands classifies freight-out as selling expenses. Other selling expenses consist primarily of costs for sales and sales support personnel, brokerage commissions and promotional costs. Freight-out costs included in selling expenses totaled $754 and $704, for the six months ended June 30, 2020 and 2019, respectively, and $1,391 and $1,001, for the years ended December 31, 2019 and 2018, respectively.

General and administrative expenses consist primarily of wages and benefits associated with management and administrative support departments, business insurance costs, professional fees, office facility related expenses and other general support costs.

Income Taxes

Income taxes reflect the tax effects of transactions reported in the Consolidated Financial Statements and consist of taxes currently payable plus deferred income taxes related to certain income and expenses recognized in different periods for financial and income tax reporting purposes. Deferred income tax assets and liabilities are recognized for the future income tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases. A valuation allowance is established when it is more-likely-than-not that some portion or all of a deferred tax asset will not be realized. CR Brands had a full valuation allowance as of all dates presented. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which related temporary differences become deductible. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Taxes are reported based on tax positions that meet a more-likely-than-not standard and that are measured at the amount that is more-likely-than-not to be realized. Differences between financial and tax reporting which do not meet this threshold are required to be recorded as unrecognized tax benefits or expense.

On March 27, 2020, President Trump signed into U.S. federal law the CARES Act, which is aimed at providing emergency assistance and health care for individuals, families, and businesses affected by the COVID-19 pandemic and generally supporting the U.S. economy. The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations and technical corrections to tax depreciation methods for qualified improvement property. In particular, under the CARES Act, NOLs arising in 2018, 2019, and 2020 taxable years may be carried back to each of the preceding five years to generate a refund. CR Brands is analyzing the different aspects of the CARES Act to determine whether any other provisions may impact us.

The effective tax rate for the six months ended June 30, 2020 and 2019 was 0.7% and 0.5%, respectively, and for the years ended December 31, 2019 and 2018 was 0.4% and 0.5% respectively, which can differ from the statutory income tax rate due to permanent book-to-tax differences, state taxes, and change in valuation allowance.

Discontinued Operations

Components of CR Brands’ that meet held for sale criteria and represent a strategic shift that has or will have a major effect on CR Brands’ operations and financial results are accounted for as discontinued operations.

On August 1, 2018, CR Brands executed an asset purchase agreement to sell non-laundry brand assets. This departure from the non-laundry operating segment was assessed a strategic shift and the resulting impact was accounted for as a discontinued operation. See Note 3 for further detail surrounding the transaction.

Recently Issued Accounting Standards

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). This guidance, as amended by subsequent ASUs on the topic, requires a lessee to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with such classification affecting the pattern of expense recognition in the income statement. For private companies, the leasing standard will be effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. CR Brands continues to assess the financial statement impact of adopting the standard.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). This guidance, as amended by subsequent ASUs on the topic, outlines a comprehensive model for determining revenue recognition for contracts with customers, which replaces numerous industry-specific requirements and converges areas under this topic with those of the International Financial Reporting Standards. This guidance implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The new guidance also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts and customers. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. CR Brands elected to defer the adoption of ASC 606, which allows private companies to adopt for annual reporting periods beginning after December 15, 2019 and interim periods within annual reporting periods beginning after December 15, 2020. CR Brands continues to assess the financial statement impact of adopting the standard.

Note 2. Restatement

The consolidated financial statements as of and for the year ended December 31, 2018 have been restated for goodwill, goodwill amortization, gain on sale of discontinued operations, and accumulated deficit to reverse the impact of CR Brand’s Private Company Council (“PCC”) election, which previously treated goodwill at the entity-level, rather than the reporting unit level, and allowed for 10 year amortization of goodwill. The following financial statement line items were affected by this restatement as of December 31, 2018:

	As Originally Reported	Adjustment	As Restated
Consolidated Balance Sheets:
Goodwill	$ 2,612	$ (1,149)	$ 1,463
Accumulated deficit	(28,561)	523	(28,038)

Consolidated Statements of Operations:
General and administrative	$ 4,793	$ (523)	$ 4,270
Net gain on disposal of discontinued operations	7,700	(2,194)	5,506

Note 3. Discontinued Operations

On August 1, 2018, CR Brands executed an asset purchase agreement with an unrelated third party to sell certain non-laundry brand assets. CR Brands received net proceeds of $12,911 during 2018 and $1,012 during the first quarter of 2019. CR Brands recognized a $7,875 gain from the sale during the year ended December 31, 2018. As part of the transaction, $1,000 and $500 was held in escrow until CR Brands satisfied certain conditions under a transition services agreement associated with the transaction. $1,000 was released to CR Brands during the first quarter of 2019 after meeting service conditions as required through the end of 2018 by the transition services agreement. The remaining $500 held in escrow was disbursed to CR Brands on August 1, 2020.

On August 1, 2018, CR Brands terminated a supply agreement with an unrelated third party and the two parties entered into a mutual settlement agreement, wherein CR Brands agreed to transfer to the third party all of the rights, titles, and interests for CR Brands’ Oxydol brand, which resulted in the recognition of a $2,369 loss.

Given the nature of the brands disposed, CR Brands’ management concluded that the sale of these brands represented a strategic shift in operations and qualified related activity as discontinued operations. It was determined that the disposal of the non-laundry brands operating segment and the major effect on operations and financial results of transferring the Oxydol brand met the definition of a strategic shift, as the disposed brands comprised a significant portion of CR Brands’ operating and financial results. As such, the results of operations associated with the disposition of the non-laundry brands and the asset transfer of the Oxydol brand are presented separately as discontinued operations in the consolidated statements of operations.

For the year ended December 31, 2018, the components of net proceeds and net gain that resulted from the sale of certain non-laundry brand assets and the asset transfer of the Oxydol brand were as follows:

	Non-Laundry (Restated)	Oxydol	Total
Cash proceeds	$ 15,000	$ -	$ 15,000
Escrow receivable (included in Accounts receivable, net)	1,000	-	1,000
Escrow receivable (included in Other assets)	500	-	500
Less: expenses incurred	(1,339)	(2,250)	(3,589)
Net sales proceeds	$ 15,161	$ (2,250)	$ 12,911
			-
Inventories	$ 2,331	$ 157	$ 2,488
Prepaid expenses and other assets	135	3	138
Property and equipment	5	-	5
Intangible assets	2,785	-	2,785
Goodwill	2,194	-	2,194
Account payable	-	(41)	(41)
Accrued expenses	(164)	-	(164)
Net gain on discontinued operations	$ 7,875	$ (2,369)	$ 5,506

The major class of items constituting pretax income of the non-laundry brands discontinued operations are as follows:

For the Year Ended December 31, 2018
Net sales	$ 13,335

Operating expenses:
Cost of goods sold	10,988
Selling	694
General and administrative	253
Total operating expenses	11,935

Income from operations from discontinued brands	$ 1,400

Note 4. Goodwill and Intangible Assets

Intangible assets consisted of the following:

	As of June 30, 2020
	Gross Carrying Amount	Accumulated Impairment	Accumulated Amortization	Net Carrying Value
Intangible assets:
Customer relationships	$ 12,982	$ -	$ (9,778)	$ 3,204
Trade names	2,073	(510)	(860)	703
Patents and technology	941	-	(941)	-
Goodwill	6,264	(4,801)	-	1,463
Total intangible assets	$ 22,260	$ (5,311)	$ (11,579)	$ 5,370

	As of December 31, 2019				As of December 31, 2018 (Restated)
	Gross Carrying Amount	Accumulated Impairment	Accumulated Amortization	Net Carrying Value	Gross Carrying Amount	Accumulated Impairment	Accumulated Amortization	Net Carrying Value
Intangible assets:
Customer relationships	$12,982	$-	$(9,106)	$3,876	$12,982	$-	$(7,831)	$5,151
Trade names	2,073	(510)	(782)	782	2,073	(510)	(625)	938
Patents and technology	941	-	(941)	-	941	-	(684)	257
Goodwill	6,264	(4,801)	-	1,463	6,264	(4,801)	-	1,463
Total intangible assets	$22,260	$(5,311)	$(10,828)	$6,121	$22,260	$(5,311)	$(9,140)	$7,809

Amortization expense for the six months ended June 30, 2020 and 2019 was $750 and $783, respectively, and for the years ended December 31, 2019 and 2018 was $1,688 and $1,842, respectively.

During the year ended December 31, 2018, CR Brands wrote off $2,194 of goodwill based on estimated fair value attributable to the sale of non-laundry brands during the year. The dispositions are further detailed in Note 3 above.

Estimated future amortization expense as of June 30, 2020 is as follows:

Remainder of 2020	$ 681
2021	1,431
2022	1,431
2023	208
2024	156
Total	$ 3,907

Note 5. Debt

Prior to the periods presented, CR Brands defaulted on all loans outstanding, which resulted in the write-off of all deferred financing costs to interest expense and the classification of all outstanding debt as current. CR Brands was not in compliance with any required debt covenants as of any period presented.

On March 31, 2014, CR Brands entered into a revolving credit facility agreement with PNC Bank, N.A. (“PNC”), wherein CR Brands may borrow up to $3,500 based on eligible inventory and accounts receivable balances. Interest accrues on outstanding borrowings equal to the sum of 4.50% plus the alternative base rate of 4.50%. An annual fee of 0.50% is charged on the unused balance of the revolving credit facility. As of June 30, 2020, December 31, 2019, and December 31, 2018, CR Brands had $2,217, $2,047, and $1,388 outstanding, respectively, with an all-in interest rate of 9.00% as of all periods presented. A portion of the PNC revolving credit facility was repaid subsequent to June 30, 2020. See Note 13 for more detail.

On March 31, 2014, CR Brands entered into a $22,000 term note agreement with PNC and Garrison Investment Group (“Garrison”). At inception, $17,000 was payable to Garrison and $5,000 was payable to PNC, with monthly interest on the outstanding principal balance charged at a rate of 9.25% plus LIBOR, plus an additional 2.00% for failing to meet covenant requirements. As of June 30, 2020, December 31, 2019, and December 31, 2018, the term loan balance was $11,606, $10,999, and $10,600 outstanding, respectively, all of which was payable to Garrison, with an all-in interest rate of 11.41%, 13.01%, and 13.75%, respectively. A portion of this note was repaid subsequent to June 30, 2020. See Note 13 for more detail.

On November 22, 2012, CR Brands entered into a $3,000 note with ORIX Corporate Capital Inc. (“ORIX”). This note is subordinated to the above revolving credit facility and term loan and bears interest at 5.00% plus LIBOR, plus an additional 2% associated with default interest. As of December 31, 2018, the note balance was $3,000, with an all-in interest rate of 9.50%. On April 23, 2019, The Resilience Fund III, a related party of CR Brands (the “Parent”), purchased the note from ORIX. See Note 6 below for more information regarding this note.

As of June 30, 2020, December 31, 2019, and December 31, 2018, the weighted-average interest rate for all outstanding debt explained above was 11.03%, 12.38%, and 12.46%, respectively.

Note 6. Related Party Debt

On April 23, 2019, the Parent purchased a $3,000 note from ORIX. This note is subordinated to the above revolving credit facility and term loan and bears interest at 5.00% plus LIBOR, plus an additional 2% associated with default interest. As of June 30, 2020 and December 31, 2019 the note balance was $3,000, with an all-in interest rate of 7.16% and 8.76%, respectively.

On December 27, 2016, the Parent provided CR Brands with a $1,000 note with a fixed annual interest rate of 10.00%. As of June 30, 2020, December 31, 2019, and December 31, 2018, the note balance was $1,000.

As of June 30, 2020, December 31, 2019, and December 31, 2018, the weighted-average interest rate for related party debt was 7.87%, 9.07%, and 10.00%, respectively.

Note 7. Leases

CR Brands maintains an operating lease for its corporate office and additional other operating leases for warehouse space and office equipment. The corporate office lease expires in 2020 and has three consecutive renewal terms for one year. Total lease expense for the six months ended June 30, 2020 and 2019 was $281 and $379, respectively, and was $738 and $1,096 for the year ended December 31, 2019 and 2018, respectively.

Future minimum annual lease payments as of June 30, 2020 are as follows:

Remainder of 2020	$562
2021	159
2022	53
Total minimum lease payments	$774

Note 8. Shareholders’ Deficit

Common stockholders are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholder. Subject to preferences to outstanding preferred stock, holders of common stock are entitled to receive dividends ratably as may be declared from time to time by the board of directors our of funds legally available for that purposes.

In the event of liquidation, dissolution, or winding up, the holders of preferred stock are entitled to a liquidation preference equal to the number of shares issued multiplied by the aggregate original issue price plus accrued but unpaid dividends. Payment of these amounts ranks in preference to any distribution of assets to the holders of the common stock. Upon liquidation, any amounts after payment of the preferred stock liquidation preference are distributed pro rata between the holders of the preferred stock and the common stockholders on an if-converted basis. The holders of preferred stock are entitled to cumulative 10% dividends, payable as and if declared by the board of directors. Through June 30, 2020, no dividends have been declared by the board of directors. The preferred stock is not being accreted to its full redemption amount since the dividends have not been declared. The holders of preferred stock may vote on all matters submitted to a vote of the shareholder. The holders are entitled to the number of votes equal to the number of preferred shares. The holders of preferred stock vote together with the holders of common stock as a single class.

CR Brands has a stock-based compensation plan, which provides for grants of nonqualified stock options to employees and nonemployee directors. The stock-based compensation plan (the “Plan”) is administered by the board of directors, which has exclusive authority to administer the Plan. CR Brands has two forms of stock option: (i) those with only time-based vesting requirements and (ii) those with performance-based vesting requirements. Time-based stock options granted vest ratably over a three-year period on each anniversary date. Those stock options with performance vesting requirements are tied to the consummation of a sale transaction meeting certain predefined criteria. No performance conditions were met as of June 30, 2020. All stock options have a ten-year contractual term from the grant date.

During the six months ended June 30, 2020 and 2019 and during the year ended December 31, 2019 and 2018, no stock options were granted under the Plan and no stock compensation expense was recognized.

	Number of Options (in thousands)	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Outstanding, January 1, 2018	20	$ 4.65	4.83 years
Granted	-	-
Exercised	-	-
Cancelled/Expired	-	-
Outstanding, December 31, 2018	20	$ 4.65	3.83 years
Exercisable, December 31, 2018	7	$ 4.84	3.83 years
Granted	-	-
Exercised	-	-
Cancelled/Expired	-	-
Outstanding, December 31, 2019	20	$ 4.65	2.83 years
Exercisable, December 31, 2019	7	$ 4.84	2.83 years
Granted	-	-
Exercised	-	-
Cancelled/Expired	-	-
Outstanding, June 30, 2020	20	$ 4.65	2.58 years
Exercisable, June 30, 2020	7	$ 4.84	2.58 years

On November 21, 2019, CR Brands issued 240,000 and 60,000 of preferred and common shares, respectively, to the Parent in exchange for $3,000 of cash to be used for repayment of debt upon selling the Company’s remaining laundry brands, Biz and Dryel. Further detail regarding this exchange is explained in Restricted Cash accounting policy in Note 1 above.

Note 9. Income Taxes

The provision for income tax for the years ended December 31 is as follows:

	2019	2018
Current provision:
Federal	$ -	$ -
State	23	27
Total current provision/income tax expense	$ 23	$ 27

ASC 740 requires that the tax benefit of net operating losses, temporary differences and credit carryforwards be recorded as an asset to the extent that management assesses that realization is "more likely than not." Realization of the future tax benefits is dependent on the Company's ability to generate sufficient taxable income within the carryforward period.

The net deferred tax assets and liabilities as of December 31 are comprised of the following:

	2019	2018
Deferred tax assets:
Net operating loss carryforwards	$ 4,712	$ 5,550
Inventories	44	54
Accounts receivable	19	22
Accrued expenses	91	122
Transaction costs	279	311
Intangible assets	1,490	1,700
Stock compensation	28	28
Interest expense carryforwards	595	120
Total deferred tax assets	7,258	7,907
Valuation Allowance	(7,245)	(7,897)
Total net deferred tax assets	$ 13	$ 10

Deferred tax liabilities:
Interest rate swap	-	(1)
Property and equipment	(13)	(9)
Total deferred tax liabilities	(13)	(10)
Total deferred taxes	$ -	$ -

Net operating losses and tax credit carryforwards as of December 31, 2019 are as follows:

		Expiration Years
Net operating losses, federal (Before December 31, 2017)	$15,767	2034 - 2037
Net operating losses, federal (After December 31, 2017)	3,230	Indefinite
Net operating losses, state	12,036	Various

Accounting for uncertainty in income taxes is based on a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. CR Brands recognize in  CR Brands’ consolidated financial statements only those tax positions that are more-likely-than-not to be sustained as of the adoption date, based on the technical merits of the position. Each year CR Brands perform a comprehensive review of CR Brands’ material tax positions.

CR Brands maintains a valuation allowance for its deferred tax assets, which was $7,245 and $7,897 as of December 31, 2019 and 2018, respectively.

CR Brands’ policy is to recognize interest and penalties related to uncertain tax benefits in income tax expense. As CR Brands had no uncertain tax benefits during 2019 and 2018, CR Brands had no accrued interest or penalties related to uncertain tax positions in either year.

Note 10. Earnings per Share

Per share data is determined by using the weighted average number of common shares outstanding. Common equivalent shares are considered only for diluted earnings per share, unless considered anti-dilutive. Basic earnings per share include no dilution and are computed by dividing income available to common shareholders by the weighted-average number of shares outstanding during the period. Diluted earnings per share reflect the potential of securities that could share in CR Brands’ earnings.

A reconciliation of the weighted average number of common shares outstanding (in thousands) is as follows:

	Six Months Ended		Year Ended
	June 30,		December 31,
	2020	2019	2019	2018
Total shares outstanding, beginning of the period	2,400	2,100	2,100	2,100
Weighted average shares issued	-	-	34	-
Weighted average number of shares outstanding	2,400	2,100	2,134	2,100
Dilutive effect of stock options	-	-	-	-
Diluted weighted average number of shares outstanding	2,400	2,100	2,134	2,100

Note 11. Commitments and Contingencies

As of June 30, 2020, CR Brands had no material commitments or contingencies.

Note 12. Going Concern

CR Brands’ consolidated financial statements have been prepared under the assumption that the Company will continue as a going concern. The Company continues to have sustained losses and a lack of liquidity along with debt due on demand by creditors which raises doubts about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the uncertainty surrounding the Company’s ability to continue as a going concern.

CR Brands reported a $5,617 net loss for the year ended December 31, 2019 and a $1,478 net loss for the six months ended June 30, 2020. Further, the Company has defaulted on its term debt, which had an outstanding balance due of $11,606 as of June 30, 2020, and Garrison provided notice on October 23, 2019 for the Company to utilize a $3,000 capital call to repay a portion of the term loan, as the Company’s financial condition continued to deteriorate.

CR Brands’ plan to continue as a going concern is identifiable through the transaction consummated and further detailed in Note 13 below. CR Brands used the proceeds from the transaction to repay, on July 1, 2020, $2,241 to PNC and $8,188 to Garrison. Additionally, CR Brands has introduced two new product lines during 2019, which management anticipates will substantially improve operating cash flows. As such, the addition of two new product lines, disposition of two old brands, and associated $10,429 repayment of debt provide positive certainty around the Company’s ability to continue as a going concern.

Note 13. Subsequent Events

On June 25, 2020, CR Brands entered into an Asset Purchase Agreement (the “Purchase Agreement”) with SLG Chemicals, Inc., a Colorado corporation (“SLG Chemicals”) and a wholly owned subsidiary of Scott’s Liquid Gold-Inc., a Colorado corporation (“SLG”), pursuant to which SLG agreed to purchase from CR Brands substantially all of the assets, properties, rights and interests of CR Brands’ primarily used in the business of designing, formulating, marketing and selling laundry care products to retail and wholesale customers under the Biz® and Dryel® brand names (the “Brands”). The transactions contemplated by the Purchase Agreement were consummated on July 1, 2020 (the “Acquisition”).  The total consideration SLG paid for the Brands was $9,250, plus an amount equal to the value of the Brands-related inventory (including raw materials, work-in-progress inventory, finished goods and bill of material expense items) as of the closing, up to a maximum of $1,700, plus an earnout that will be paid following the second anniversary of the closing, the amount of which is based on sales to a certain new client. The value of inventory disposed on July 1, 2020 was $1,300.

As a result of consummating the Acquisition on July 1, 2020, CR Brands utilized the proceeds from the transaction to repay $2,241 of the PNC revolving credit facility and $8,188 of the Garrison term debt. As part of closing the deal, CR Brands’ $3,000 of restricted cash was released from PNC and paid to Garrison.